Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 4, 2006, with respect to the consolidated financial statements of IXI Mobile Inc. included in this Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus/Proxy statement of Israel Technology Acquisition Corp. for the registration of 17,954,000 shares of its common stock.

/S/  Kost Forer Gabbay & Kaiserer
       Kost Forer Gabbay & Kaiserer
       A memeber of Ernst & Young Global

November 13, 2006